EXHIBIT 10.2

Dated the 29th day of December 2006

Zhou Haisheng
Liu Gang

and

AI-ASIA INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

 COOPERATIVE AGREEMENT
ON CHINA PRINCELY EDUCATION TECHNOLOGY DEVELOPMENT (BEIJING) COMPANY LIMITED

Table of Contents

1	Definitions	3
2	Preconditions	6
3	Assets and Operation of China Princely	6
4	Sale and Purchase of the Sale Interests	6
5	Representations and Warranties	7
6	Fees and Taxes	8
7	Registration of the Ownership Change of China Princely	9
8	Business Term of Wholly owned foreign China Princely	9
9	Confidentiality	9
10	Breach of the Agreement	9
11	Dispute Settlement	9
12	Governing Law and Jurisdiction	9
13	Effectiveness	9
14	Miscellaneous	10
Schedule 1:	Acknowledged Due Diligence Results & Financial Projections	12
Schedule 2:	Assets and Liabilities List and Relevant Proofs of China Princely	13
Schedule 3:	Licenses and Permits for China Princely to be an Authorized Accrediting Organization in Vocational Education	14
Schedule 4:	Primary Terms and Conditions of the Sale and Purchase Agreement	15
Schedule 5:	Primary Terms and Conditions of the Share Consideration	16

THIS AGREEMENT is entered into on the 29th day of December 2006 in Shanghai.

BETWEEN:

(1)	Zhou Haisheng, (Holder of PRC ID Number 110227631007331) of Room 601, No.2, Building 64, Hua Yan Bei Li, Chaoyang District, Beijing, People’s Republic of China;

Liu Gang, (Holder of PRC ID Number 330302195504173617) of Wenzhou, Zhejiang, People’s Republic of China; and

(2)
Ai-Asia Information Technology (Shanghai) Co., Ltd., a wholly-owned foreign company with limited liability and registered office at Room 628-14, Building 2, Guo Shou Jing Road, Zhangjiang Hi-Tech Park, Shanghai, People’s Republic of China and legal representative of Zhou Bizheng. Currently it is in the process of changing its name to Hartcourt Education Investment Management & Consulting (Shanghai) Co., Ltd. (hereinafter “Hartcourt Education”).

WHEREAS:

1.
China Princely Education Technology Development (Beijing) Co., Ltd (“China Princely”) is a company duly incorporated and validly existing with limited liability and has legally obtained Business License from Commercial and Industrial Administrative Bureau (License No. 1101082787475);

2.	Zhou Haisheng and Liu Gang are both Chinese natural persons, who are the shareholders of China Princely with each holding 50% equity interest;

3.	Hartcourt Education is a wholly-owned foreign company duly incorporated and validly existing with limited liability in China;

4.	Zhou Haisheng and Liu Gang hereby jointly agree to sell all their 100% equity interests in China Princely to Hartcourt Education, and Hartcourt Education agrees to purchase it;

5.	Zhou Haisheng signed the Memorandum of Understanding with Hartcourt Companies, Inc, the parent company of Hartcourt Education, on October 12, 2006.

THEREFORE, IT IS HEREBY AGREED BY ZHOU HAISHENG, LIU GANG AND HARTCOURT EDUCATION AS FOLLOWS:

1.	DEFINITIONS

In this Agreement (including the Schedules), unless the context otherwise defines, the following words and expressions in capital letters shall have the following meanings:

“Zhou Haisheng”	Chinese natural person and a shareholder of China Princely with 50% equity interest in it prior to the execution of the Agreement.

“Liu Gang”	Chinese natural person and a shareholder of China Princely, holding 50% equity interest in it through capital increase to China Princely prior to the execution of the Agreement.
“Hartcourt Education”
Ai-Asia Information Technology (Shanghai) Co., Ltd. It is now in the process of changing its name to Hartcourt Education Investment Management and Consulting (Shanghai) Co., Ltd. Hartcourt Education is the wholly owned subsidiary of Hartcourt.

“Hartcourt”
The Hartcourt Companies, Inc. is incorporated in State of Utah, United States, the shares of which are currently listed on the Over-the-Counter Bulletin Board (“OTCBB”) of the United States. Hartcourt conducts and focuses its business on the education investment and management.

“China Princely”	China Princely Education Technology Development (Beijing) Co., Ltd. Prior to the execution of the Agreement, Zhou Haisheng and Liu Gang are the investors of China Princely.
“CIVTE”
The Central Institute of Vocational and Technical Education of the Ministry of Education, a non-enterprise entity directly under the Ministry of Education. Founded in 1990, CIVTE is a vocational education research and development institution at the national level.

“Vocational Competency Certificate”
The certificate that CIVTE authorized China Princely to grant according to the Letter issued by CIVTE on Sept 9, 2005, “The Letter on Consigning the Work of Developing Curriculum Program, Training and Certifying the Vocational Competency Based on Computer Internet (Jiao Zhi Suo [2005] No.4)

“CASTIP”
China Association of Science And Technology Industry Parks. CASTIP has signed with China Princely a series of cooperation agreements, including without limitation to the joint issuance of the vocational competency certificates.

“Financial Due Diligence”
The Financial Due Diligence conducted by Hartcourt Education prior to December 20, 2006 on China Princely’s financial standing as of November 30, 2006. Detailed Financial Due Diligence results are set out in the Schedule 1.

“Financial Projections”
In relation to the year ending on December 31, 2007, 2008 and 2009, the Financial Projection on China Princely conducted by Hartcourt Education prior to December 20, 2006. Detailed Financial Projections is set out in the Schedule 1.

“Sale Interests”	The 100% entire interest in the registered capital of China Princely to be sold by Zhou Haisheng and Liu Gang to Hartcourt Education.
“Agreement for Sale and Purchase of the Entire Interest in the Registered Capital of China Princely”	The agreement executed by Zhou Haisheng, Liu Gang and Hartcourt Education on the sale and purchase of the 100% entire interest in the registered capital of China Princely.
“Consideration”
The total consideration payable by Hartcourt Education of which includes RMB2,400,000 cash and 5,400,000 new Hartcourt Restricted Shares of Common Stock. The Consideration payment terms are set out in Clause 4.2 and 4.5.

“Restricted Shares of Hartcourt Common Stock”	The ordinary restricted shares of common stock with par value of US$0.001 each in the capital of Hartcourt to be allotted and issued. Trading symbol: U.S. HRCT.OB, Frankfurt 900009.
“Delivery Date of the Sale Interests in China Princely”
The delivery date of the 100% sale interests in China Princely, on which, pursuant to the PRC law, 100% control of China Princely has changed from Zhou Haisheng and Liu Gang to Hartcourt Education. Delivery Date of Sale Interests in China Princely shall be within 30 business days upon obtaining all necessary consents permits and approvals from relevant Governmental Agency on Foreign Investment.

“Consideration Shares Trading Dates”
The dates on which the restricted shares of Hartcourt common stock as share consideration are permitted to be freely traded at the stock exchange. The date shall be the first trading date after one anniversary of the date when Hartcourt issues the consideration shares to Zhou Haisheng and Liu Gang.

“Governmental Agency on Foreign Investment”	Relevant PRC Administrative authority on Foreign Economic & Trade.
“Consideration Payment Date”	The date on which Hartcourt Education pays cash consideration and issues Restricted Shares of Hartcourt Common Stock to Zhou Haisheng and Liu Gang as set out in Clause 4.5.
“Net Profit”	Net Profit = total realized profit - income tax (all based on U.S. GAAP and audited by independent auditor)

2.	PRECONDITIONS

2.1
Hartcourt Education has entrusted independent professionals to perform financial due diligence and financial projections on China Princely. Hartcourt Education, Zhou Haisheng and Liu Gang hereby acknowledge the results of the due diligence in writing. Acknowledged results of financial due diligence and financial projections are set out in Schedule 1.

2.2
The authorization granted by CIVTE to China Princely to issue the Vocational Competency Certificates and the cooperation agreements that China Princely and CIVTE had executed prior to the Agreement, shall remain valid after the Sale and Purchase of the Sale Interests.

3.	ASSETS AND OPERATIONS OF CHINA PRINCELY

3.1
Prior to the Sale and Purchase of the Sale Interests, total amount of assets of China Princely, including but not limit to fixed assets, intellectual property right, etc. Assets and Liabilities list and Relevant Proofs of China Princely are set out in Schedule 2.

3.2
China Princely has obtained all the licenses and permits for granting Vocational Competency Certificates, including but not limit to the documents and agreements from or with CIVTE and CASTIP, details of which are set out in Schedule 3.

4	SALE AND PURCHASE OF THE SALE INTERESTS

4.1
Within 30 business days upon the Preconditions are satisfied and the prerequisites are met in respect of the Assets and Operations of China Princely referred to in Clause 3, Zhou Haisheng, Liu Gang and Hartcourt Education shall sign and execute an Agreement for Sale and Purchase of the Entire Interest in the Registered Capital of China Princely. Subject to the terms and conditions of the agreement, Zhou Haisheng and Liu Gang shall sell their 100% equity interest in China Princely to Hartcourt Education. The primary terms and conditions of the Agreement for Sale and Purchase of the Entire Interest in the Registered Capital of China Princely are set out in Schedule 4.

4.2
The Consideration for the sale and purchase of the Sale Interests shall be an aggregate of RMB2,400,000 cash and 5,400,000 Restricted Shares of Hartcourt Common Stock, based on the assets of China Princely, the capital injected to China Princely from Zhou Haisheng and Liu Gang as well as the financial projections each year in the future years. Among the total Consideration, RMB300,000 cash and the Consideration Shares shall be paid and issue to Zhou Haisheng and Liu Gang proportionally to their percentage of equity interest in China Princely, while the rest RMB2,100,000 cash shall be invested in China Princely as capital injection.

4.3	Hartcourt Education shall credit the Consideration to the accounts designated by Zhou Haisheng and Liu Gang.

4.4.
Since the Delivery Date of the Sale Interests in China Princely, Hartcourt Education shall take over the 100% control of China Princely from Zhou Haisheng and Liu Gang as shareholder pursuant to the Agreement.

4.5.	Hartcourt Education shall credit the Consideration, satisfied as details hereunder:-

(1)	Within 10 business days upon the Delivery Date of the Sale Interests in China Princely, Hartcourt Education shall credit RMB150,000 cash to Zhou Haisheng, and RMB150,000 cash to Liu Gang.

(2)	With 30 business days upon the Delivery Date of the Sale Interests in China Princely, Hartcourt Education shall injected RMB2,100,000 cash to China Princely to increase its registered capital.

(3)
With 30 business days upon the Delivery Date of the Sale Interests in China Princely, Hartcourt Education shall issue and allot the Consideration of total 5,400,000 Restricted Shares of Hartcourt Common Stock to Zhou Haisheng and Liu Gang with 2,700,000 shares each. Hartcourt and Hartcourt Education shall jointly guarantee the average closing price of the 3 days immediately prior to the Consideration Shares Trading Date at not less than US$0.50 per share, otherwise, Hartcourt shall credit additional cash or issue and allot additional new Restricted Shares of Hartcourt Common Stock to make it up. The primary terms and conditions of issuance of Restricted Shares of Hartcourt Common Stock and Consideration Shares Trading Date are set out in Schedule 5.

In the event of, as deemed by Hartcourt Education reasonably, the team of Zhou Haisheng and Liu Gang fails to fulfill the Financial Projections of 2007 as represented and guaranteed in the Agreement, Zhou Haisheng and Liu Gang agree to postpone the Consideration Shares Trading Date for one more year.

5	REPRESENTATIONS AND WARRANTS

5.1	Zhou Haisheng hereby represents and warrants as follows:-

(1)	Zhou Haisheng shall be the actual beneficial owner of the 50% Sale Interests in the registered capital of China Princely and has full rights, interests, and control in this 50% interest.

(2)
Zhou Haisheng assures that no third-party interest has been put against the Sale Interests such as pledge, lien, etc. from its incorporation till the Delivery Date of the Sale Interests in China Princely, and no conflicts or disputes in respect of any interest stand thereon.

(3)	The Net Profit of China Princely in 2007 shall be not less than RMB2,000,000.

(4)
No false investment or capital withdrawal happens to China Princely, otherwise, Zhou Haisheng shall take full responsibility and liabilities and indemnify China Princely and Hartcourt Education for all the losses incurred; all the risks and losses before Hartcourt Education obtaining the 100% equity interests in China Princely, except otherwise expressly acceptable by Hartcourt Education, shall be borne by Zhou Haisheng, and provided any losses caused herewith to China Princely or Hartcourt Education, Zhou Haisheng shall assume the liabilities to indemnify.

(5)
As of the date of the Agreement, Zhou Haisheng shall not, directly or indirectly, sponsor or participate in sponsoring any education institutions that might potentially be competitive to China Princely in China.

5.2	Liu Gang hereby represents and warrants as follows:-

(1)	Liu Gang shall be the actual beneficial owner of the 50% Sale Interests in the registered capital of China Princely and has full rights, interests, and control in this 50% interest.

(2)
Liu Gang assures that no third-party interest has been put against the Sale Interests such as pledge, lien, etc. from its incorporation till the Delivery Date of the Sale Interests in China Princley, and no conflicts or disputes in respect of any interest stand thereon.

(3)
Liu Gang guarantees that his capital injection in China Princely is all real and no withdrawal any of the capital from China Princely will happen, otherwise, Liu Gang shall take full responsibility and liabilities and indemnify China Princely and Hartcourt Education for all the losses incurred;

(4)
As of the date of the Agreement, Liu Gang shall not, directly or indirectly, sponsor or participate in sponsoring any education institutions that might potentially be competitive to China Princely in China.

5.3	Hartcourt Education hereby represents and warrants as follows:-

(1)	Hartcourt Education is a duly incorporated and validly existing company.

(2)	Hartcourt Education has the corporate powers and authority to sign and execute this Agreement.

(3)	Hartcourt Education guarantees to pay the Consideration of the Sale Interests in full when due.

(4)
Hartcourt Education guarantees that all the documents presented to Zhou Haisheng and Liu Gang are true, and in the event of any losses caused by the untrue documents, Hartcourt Education shall assume the liabilities and indemnify China Princely, Zhou Haisheng and Liu Gang for the losses incurred hereof.

6	FEES AND TAXES

6.1	Zhou Haisheng, Liu Gang and Hartcourt Education shall assume the respective share of the expenses incurred for the Sale Interests in China Princely and be obliged to pay taxes due and payable.

7	THE REGISTRATION OF THE OWNERSHIP CHANGE OF CHINA PRINCELY

7.1
In respect of registration of the ownership change with Commercial & Industrial Bureau related to the Sale Interests, Zhou Haisheng and Liu Gang shall cooperate with the China Princely to complete it before the Delivery Date of the Sale Interests in China Princely, Hartcourt Education shall provide necessary assistance thereto.

8	BUSINESS TERM OF THE WHOLLY OWNED FOREIGN CHINA PRINCELY

8.1	After Hartcourt Education controls the 100% equity interest in China Princely, the business term of the wholly owned foreign China Princely shall be 50 years.

9	CONFIDENTIALITY

9.1	Zhou Haisheng, Liu Gang and Hartcourt Education undertakes the responsibilities to keep all the known information and documents in connection with this Agreement strictly confidential;

9.2
Except legally required by relevant governmental authority or securities supervisory administration in respect hereof, without the consent of all its counterparties, no party shall divulge anything to any third party other than the parties in this Agreement.

10	BREACH OF THE AGREEMENT

10.1
Any party of Zhou Haisheng, Liu Gang and Hartcourt Education, when fails to fulfill its obligations specified in this Agreement without legal reasons, shall assume the liabilities of breach to non-breaching party.

11	DISPUTE SETTLEMENT

11.1
Any dispute, controversy or claim arising out of or relating to this Agreement, shall be settled by negotiation and discussion between Zhou Haisheng, Liu Gang and Hartcourt Education in good faith. This negotiation and discussion shall start immediately after one party sending out the written notice to the other parties in this regards.

11.2
In the event that the dispute, controversy or claim cannot be solved within 90 days of the aforesaid written notice, this dispute, controversy or claim, as any parties requires, and after informing the other parties, shall be submitted and settled by China International Economic and Trade Arbitration Commission, Shanghai Branch. Arbitration Rules will be final, and will be binding on Zhou Haisheng, Liu Gang and Hartcourt Education.

12	GOVERNING LAW AND JURISDICATION

12.1	This Agreement shall be governed, construed and interpreted in accordance with the laws of the People’s Republic of China.

13	EFFECTIVENESS

13.1	This Agreement will be effective immediately upon duly signed by Zhou Haisheng, Liu Gang and Hartcourt Education or their authorized representative.

14	MISCELLANEOUS

14.1	The headings of the Clause in this Agreement are for reference only and shall not be construed as the interpretation of this Agreement.

14.2	This Agreement will supersede all previous agreements, arrangements, memorandum of understandings between the parties hereto upon signed and executed by all parties.

14.3	This Agreement will be in three original copies, one copy with each party, and each copy shall be deemed as equally authentic.

IN WITNESS whereof this Agreement has been duly executed by all parties hereto the day and year first above written.

SIGNED by
/S/ ZHOU HAISHENG
ZHOU HAISHENG

SIGNED by
/S/ LIU GANG
LIU GANG

SIGNED by
for and on behalf of

/S/ AI-ASIA INFORMATION TECHNOLGOY (SHANGHAI) CO., LTD
AI-ASIA INFORMATION TECHNOLGOY (SHANGHAI) CO., LTD

Schedule 1:  Acknowledged Due Diligence Results & Financial Projections

Schedule 2:  Assets and Liabilities List and Relevant Proofs of China Princely

Schedule 3:  Licenses and Permits for China Princely to be an Authorized Accrediting Organization in respect of Vocational Education

Schedule 4: Primary Terms and Conditions of the Sale and Purchase Agreement

1	Zhou Haisheng will sell his 50% equity interest in China Princely to Hartcourt Education.

2	Liu Gang will sell his 50% equity interest in China Princely to Hartcourt Education.

3
The Consideration for the sale and purchase of the Sale Interests Shall be an aggregate of RMB2,400,000 cash and 5,400,000 Restricted Shares of Hartcourt Common Stock, based on the assets of China Princely, the capital injected to China Princley from Zhou Haisheng and Liu Gang and the financial projections each year in the future years. Among the total Consideration, RMB300,000 cash and the Consideration Shares shall be paid and issued to Zhou Haisheng and Liu Gang proportionally to their percentage of equity interest in China Princely, while the rest RMB2,100,000 cash shall be invested in China Princely as capital injection.

4	Hartcourt Education shall credit the Consideration to the accounts designated by Zhou Haisheng and Liu Gang.

5
The Delivery Date of the Sale Interests in China Princely shall be within 30 business days upon obtaining the offcial approval from Governmental Agency on Foreign Investment; and Since the Delivery Date of the Sale Interests in China Princely, Hartcourt Education shalll take over the 100% control of China Princely from Zhou Haisheng and Liu Gang as shareholder pursuant to the Agreement.

6	Hartcourt Education shall credit the Consideration, satisfied as details hereunder:-

(1)	Within 10 business days upon the Delivery Date of the Sale Interests in China Princely, Hartcourt Education shall credit RMB150,000 cash to Zhou Haisheng, and RMB150,000 cash to Liu Gang.
(2)	With 30 business days upon the Delivery Date of the Sale Interests in China Princely, Hartcourt Education shall injected RMB2,100,000 cash to China Princely to increase its registered capital.
(3)
With 30 business days upon the Delivery Date of the Sale Interests in China Princely, Hartcourt Education shall issue and allot the Consideration of total 5,400,000 Restricted Shares of Hartcourt Common Stock to Zhou Haisheng and Liu Gang with 2,700,000 shares each. Hartcourt and Hartcourt Education shall jointly guarantee the average closing price of the 3 days immediately prior to the Consideration Shares Trading Date at not less than US$0.50 per share, otherwise, Hartcourt shall credit additional cash or issue and allot additional new Restricted Shares of Hartcourt Common Stock to make it up. The primary terms and conditions of issuance of Restricted Shares of Hartcourt Common Stock and Consideration Shares Trading Date are set out in Schedule 5.

In the event of, as deemed by Hartcourt Education reasonably, the team of Zhou Haisheng and Liu Gang fails to fulfill the Financial Projections of 2007 as represented and guaranteed in the Agreement, Zhou Haisheng and Liu Gang agree to postpone the aforesaid Consideration Shares Trading Date for one more year.

7	After Hartcourt Education controls the 100% equity interest in China Princely, China Princely will become a wholly owned foreign company.

8	The business term of the wholly owned foreign China Princely shall be 50 years.

Schedule 5:  Primary Terms and Conditions of the Share Consideration